OVERTON, BABIARZ & SYKES, P.C.
                                    ATTORNEYS AT LAW
                                   DENVER TECH CENTER
                            7720 EAST BELLEVIEW AVENUE, SUITE 200
                                ENGLEWOOD, COLORADO 80111

                                     (303) 779-5900
                                Facsimile (303) 779-6006



                                                              DAVID J. BABIARZ



                                    October 29, 1997


     Wallstreet Racing Stables, Inc.
     5525 Erindale Drive, Ste. 201
     Colorado Springs, CO 80918

          Re: Registration Statement on Form SB-2, Amendment No. 1 (S.E.C. File No. 33-29859) Covering
                Public Offering of 554,500 Common Shares

     Gentlemen:

          We have acted as counsel for Wallstreet Racing Stables, Inc., a Colorado corporation (the "Company"), in connection with the registration by the Company of an aggregate of 554,500 Common Shares, par value $.001 per share, to be issued by the Company for cash or underlying Warrants previously issued by the Company (the "Warrants"), all as more fully set forth in the Registration Statement on Form SB-2, and Amendment No. 1 thereto, to be filed by the Company on or before October 31, 1997.

          In such capacity, we have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders and the Warrant Agreement between the Company and Corporate Stock
     Transfer, Inc.

          Based on the foregoing, and subject to such further examinations as we have deemed relevant and necessary, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

          2. The Common Shares to be issued for cash, when issued and paid for in accordance with the Plan of Distribution described in the Registration Statement and Prospectus, will be duly and validly issued, fully paid and non-assessable.



     Wallstreet Racing Stables, Inc.
     October 29, 1997
     Page 2


          3. The Warrants and underlying Common Shares have been legally and validly authorized under the Articles of Incorporation, as amended, of the Company, the Common Shares to be issued upon exercise of the Warrants when issued and paid for upon exercise of the Warrants will constitute duly and validly issued and outstanding, fully paid and nonassessable, Common Shares of the Company.

          We hereby consent to the use of our name and to the references to Overton, Babiarz & Sykes, P.C. beneath the caption "Opinion of Counsel" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                        Sincerely,

                                        /s/ Overton, Babiarz & Sykes, P.C.
                                        OVERTON, BABIARZ & SYKES, P.C.